UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 700, Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, on May 16, 2024, shareholders of Flowserve Corporation (the “Company”) approved the Company’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”). A total of 4,000,000 shares of common stock may be purchased or otherwise issued under the 2024 ESPP. A summary of the 2024 ESPP is contained in the Company’s definitive proxy statement relating to the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), as filed with the U.S. Securities and Exchange Commission on April 2, 2024, under the heading “Proposal Four: Approval of Employee Stock Purchase Plan.”

The foregoing description of the 2024 ESPP does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 ESPP, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2024, the Company held its virtual 2024 Annual Meeting. The number of shares present at the 2024 Annual Meeting was 120,334,637, representing 91.3% of the 131,740,713 shares issued and outstanding that were entitled to vote on March 18, 2024, the record date for the 2024 Annual Meeting.

Five items of business were submitted to shareholders at the 2024 Annual Meeting. The voting results for each proposal are set forth below:

1. Election of Directors. The director nominees listed below were duly elected at the 2024 Annual Meeting for annual terms expiring in 2025 pursuant to the following votes:

Nominee	For	Against	Abstained	Broker Non-Votes
R. Scott Rowe	114,369,226	453,406	90,737	5,421,268

Sujeet Chand	114,418,338	405,146	89,885	5,421,268

Ruby R. Chandy	114,061,351	762,713	89,305	5,421,268

Gayla J. Delly	111,492,157	3,331,819	89,393	5,421,268

John L. Garrison	113,781,950	1,040,997	90,422	5,421,268

Cheryl H. Johnson	114,499,859	324,414	89,096	5,421,268

Michael C. McMurray	114,192,541	630,759	90,069	5,421,268

Thomas B. Okray	113,858,564	964,715	90,090	5,421,268

David E. Roberts	113,697,283	1,124,988	91,098	5,421,268

Kenneth I. Siegel	112,049,551	2,699,975	163,843	5,421,268

Carlyn R. Taylor	114,057,363	766,985	89,021	5,421,268

2. Advisory Vote on Executive Compensation. The proposal for approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved pursuant to the following votes:

Votes FOR:	108,269,975
Votes AGAINST:	6,123,206
Votes ABSTAINED:	520,188
Broker Non-Votes:	5,421,268

3. Ratification of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2024 was ratified pursuant to the following votes:

Votes FOR:	116,241,908
Votes AGAINST:	4,003,711
Votes ABSTAINED:	89,018
Broker Non-Votes:	N/A

4. Approval of Company’s Employee Stock Purchase Plan. The proposal for approval of the Company’s 2024 ESPP was approved pursuant to the following votes:

Votes FOR:	114,707,050
Votes AGAINST:	153,187
Votes ABSTAINED:	53,132
Broker Non-Votes:	5,421,268

5. Shareholder Proposal – Requesting Report on the Company’s Political Spending and Policies and Procedures Regarding Political Spending. The shareholder proposal requesting a report on the Company’s political spending and policies and procedures regarding political spending, did not pass, pursuant to the following votes:

Votes FOR:	29,359,359
Votes AGAINST:	82,483,066
Votes ABSTAINED:	3,070,944
Broker Non-Votes:	5,421,268

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Flowserve Corporation’s Employee Stock Purchase Plan.

104	The cover page from Flowserve Corporation’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: May 16, 2024	By:	/s/ Susan C. Hudson
Susan C. Hudson
Senior Vice President, Chief Legal Officer and Corporate Secretary